                                                                    EXHIBIT 3.90

                                     BYLAWS

                                       OF

                               RQI HOLDINGS, LTD.

                                    ARTICLE 1

                                OFFICES AND AGENT

         SECTION 1.1 REGISTERED OFFICE AND REGISTERED AGENT. The Corporation shall continuously maintain in the State of Hawaii a registered office and a registered agent whose business office is identical with the registered office. The registered agent may be an individual who resides in the State of Hawaii, or a Hawaii or foreign entity authorized to transact business or conduct affairs in the State of Hawaii. The Corporation may change its registered office, its registered agent or both.

         SECTION 1.2 PRINCIPAL AND OTHER OFFICES. The principal office of the Corporation, being the office designated from time to time in the annual report where the principal executive offices of the Corporation are located, and other offices of the Corporation, if any, may be located at any place in or out of the State of Hawaii as the board of directors may designate or as the business of the Corporation may require.

                                    ARTICLE 2

                                  SHAREHOLDERS

         SECTION 2.1 ANNUAL MEETING OF SHAREHOLDERS. The Corporation shall hold an annual meeting of shareholders for the purpose of electing directors and transacting such other business as may come before the meeting at a time as shall be fixed by the board of directors. The failure to hold an annual meeting at the time fixed in accordance with these bylaws shall not affect the validity of any corporate action.

         SECTION 2.2 SPECIAL MEETING OF SHAREHOLDERS. The Corporation shall hold a special meeting of shareholders for any purpose or purposes: (a) on call of the board of directors or the president or any vice president; or (b) if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of shareholders shall be held at a time as shall be fixed by the board of directors. Only business within the purpose or purposes described in the meeting notice required by Section 2.4 of these bylaws may be conducted at a special shareholders' meeting.

         SECTION 2.3 PLACE OF MEETING OF SHAREHOLDERS. An annual or special shareholders' meeting may be held at such place, in or out of the State of Hawaii, as may be fixed by the board of directors. If no place is fixed, the meeting shall be held at the principal office of the Corporation.

         SECTION 2.4 NOTICE OF SHAREHOLDERS' MEETING. The Corporation shall notify shareholders of the date, time, and place, if any, of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty
(60) days before the meeting date. If a meeting is held solely by means of remote communication, the notice shall also inform shareholders of the means of remote communication by which shareholders may be deemed to be present in person and allowed to vote.

               2.4.1 CONTENTS OF NOTICE. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4.1 or by the Hawaii Business Corporation Act, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

                           (a)      If a purpose of any shareholders' meeting is
to consider any one or more of: (1) an amendment to the articles of incorporation; (2) a restatement of the articles of incorporation that requires shareholder approval; (3) a plan of conversion, merger or share exchange; (4) a sale or other disposition of all or substantially all of the property of the Corporation that requires shareholder approval; then notice of the meeting, annual or special, shall state such purpose or purposes and shall contain or be accompanied by, as applicable, a copy or summary of the amendment, the restatement, the plan, or a description of the transaction.

                           (b)      If a purpose of any annual shareholders'
meeting is to consider any one or more of: (1) the dissolution of the Corporation that requires shareholder approval; or (2) a removal of a director; then notice of the annual meeting shall state such purpose or purposes.

               2.4.2 QUORUM. Except as otherwise provided by these bylaws, the Corporation's articles of incorporation or law, a quorum at all meetings of shareholders shall consist of the holders of record of one-third of the shares entitled to vote thereat, present in person or by proxy. If a quorum is not present at any meeting, a majority of the shareholders present in person or by proxy may adjourn, from time to time, without notice other than by an announcement at the meeting, until holders of the number of shares required to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.

               2.4.3 ADJOURNED SHAREHOLDERS' MEETING. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 2.5 of these bylaws, notice of the adjourned meeting shall be given under Section 2.4 to shareholders who are entitled to notice of the new record date.

               2.4.4 WAIVER OF NOTICE. A shareholder may waive any required notice before or after the date and time stated in the notice. The waiver shall be in writing and be signed by the shareholder entitled to the notice or shall be by electronic transmission by the shareholder entitled to notice, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting waives objection to (a) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

               2.4.5       NOTICE OF DISSENTERS' RIGHTS.

                           (a)      If proposed corporate action creating
dissenters' rights under the Hawaii Business Corporation Act is submitted to a vote at a shareholders' meeting, the notice shall state that shareholders are or may be entitled to assert dissenters' rights under that part of the Hawaii Business Corporation Act and be accompanied by a copy of that part.

                           (b)      If proposed corporate action creating
dissenters' rights under the Hawaii Business Corporation Act is taken without a vote of shareholders, the Corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and shall send them a dissenters' notice in accordance with the Hawaii Business Corporation Act.

         SECTION 2.5 RECORD DATE. The board of directors may fix the record date to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote, or to take any other action. The record date may be a future date, but may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

         SECTION 2.6 SHAREHOLDERS' LIST FOR MEETING. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting showing the address of and number of shares held by each shareholder. The list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting for which the list was prepared is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held, or on a reasonably accessible electronic network; provided that the information required to gain access to the shareholders' list is provided with the notice of the meeting. A shareholder, the shareholder's agent, or the shareholder's attorney, shall be entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, shareholder's agent, or shareholder's attorney, is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

         SECTION 2.7 VOTING ENTITLEMENT OF SHARE. Each outstanding share is entitled to one vote on each matter voted on at a shareholders' meeting. Only shares are entitled to vote.

         SECTION 2.8 PROXIES. A shareholder may vote the shareholder's shares in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form. The appointment form shall be signed by either the shareholder personally or by the shareholder's attorney-in-fact. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest. Appointments coupled with an interest include, but are not limited to, the appointment of (a) a pledgee, (b) a person who purchased or agreed to purchase the shares, and (c) a creditor of the Corporation who extended it credit under terms requiring the appointment. An appointment made irrevocable is revoked when the interest with which it is coupled is extinguished.

         SECTION 2.9 ACCEPTANCE OF VOTES. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, acting in good faith, is entitled to accept the vote, consent, waiver, or proxy appointment and to give it effect as the act of the shareholder. Subject to any express limitation on a proxy's authority appearing on the face of the appointment form, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment. The Corporation is entitled to reject a vote, consent, waiver, or proxy appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis to doubt the validity of the signature on the vote, consent, waiver, or proxy appointment or the signatory's authority to sign for the shareholder. The Corporation and its officer or agent who accepts or rejects a vote, consent, waiver, or proxy appointment in good faith and in accordance with the standards of this Section are not liable in damages to the shareholder for the consequences of the acceptance or rejection. Corporate action based on the acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

         SECTION 2.10 VOTING FOR DIRECTORS. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         SECTION 2.11 QUORUM. A majority of the votes entitled to be cast on a matter constitutes a quorum of the shareholders for action on that matter.

         SECTION 2.12 ACTION WITHOUT MEETING. Action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed before or after the intended effective date of the action by all the shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, and such consent shall have the effect of a meeting vote and may be described as such in any document. Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used; provided that the copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing.

                                    ARTICLE 3

                                    DIRECTORS

         SECTION 3.1 DUTIES OF BOARD OF DIRECTORS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its board of directors, subject to any limitation set forth in an agreement approved or signed by all shareholders and otherwise authorized under the Hawaii Business Corporation Act.

         SECTION 3.2 NUMBER, ELECTION AND TERMS OF DIRECTORS. The board of directors shall consist of one or such greater number of individuals as may be fixed by the shareholders at an annual meeting. The board of directors shall not have the power to fix or change the number of directors. Directors are elected at the first annual shareholders' meeting and at each annual meeting thereafter. The terms of the initial directors of the Corporation expire at the first shareholders' meeting at which directors are elected, and the terms of all other directors expire at the next annual shareholders' meeting following their election, except that the term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Despite the expiration of a director's term, the director continues to serve until the director's successor is elected and qualifies or until there is a decrease in the number of directors.

         SECTION 3.3 RESIGNATION OF DIRECTORS. A director may resign at any time by delivering notice given in writing or by electronic transmission to the board of directors, its chairperson, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.

         SECTION 3.4 REMOVAL OF DIRECTORS BY SHAREHOLDERS. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

         SECTION 3.5 VACANCY ON BOARD. If a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by: (a) the shareholders; (b) the board of directors; or (c) the affirmative vote of a majority of all the directors remaining in office if the directors remaining in office constitute fewer than a quorum of the board. A vacancy that will occur at a specific later date may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

         SECTION 3.6 COMPENSATION OF DIRECTORS. The board of directors may fix the compensation of directors.

         SECTION 3.7 MEETINGS OF THE BOARD OF DIRECTORS. A regular meeting of the board of directors shall be held without notice other than this bylaw for the purpose of appointing officers and transacting such other business as may come before the meeting immediately after, and at the same place as, the annual meeting of the shareholders. The board of directors may hold other regular meetings or special meetings in or out of the State of Hawaii. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 3.8 NOTICE OF MEETING. Regular meetings of the board of directors may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the board of directors must be preceded by at least two (2) days' notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. A director may waive any required notice before or after the date and time stated in the notice. The waiver shall be in writing, signed by the director entitled to the notice or by electronic transmission by the director entitled to notice, and filed with the minutes or corporate records; except that a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         SECTION 3.9 ACTION WITHOUT MEETING. Action required or permitted to be taken at a board of directors' meeting may be taken without a meeting if the action is taken by all members of the board. The action shall be evidenced by one or more consents describing the action taken, given either in writing and signed before or after the intended effective date of the action by each director, or by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. In the case of a consent by electronic transmission, the electronic transmission shall set forth or be submitted with information from which it may be determined that the electronic transmission was authorized by the director who sent the electronic transmission. A consent signed or given by electronic transmission under this Section has the effect of a meeting vote and may be described as such in any document.

         SECTION 3.10 QUORUM AND VOTING. A quorum of a board of directors consists of a majority of the number of directors prescribed, or if no number is prescribed the number in office immediately before the meeting begins. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board of directors. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting, (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) the director delivers written notice of the director's dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         SECTION 3.11 DIRECTORS' CONFLICTING INTEREST TRANSACTIONS. A director's conflicting interest transaction may not be enjoined, set aside, or give rise to an award of damages or other sanctions, in a proceeding by a shareholder or by or in the right of the Corporation, because the director, or any person with whom or which the director has a personal, economic, or other association, has an interest in the transaction, if: (a) directors' action respecting the transaction was at any time taken in compliance with statute; (b) shareholders' action respecting the transaction was at any time taken in compliance with statute; or (c) the transaction, judged according to the circumstances at the time of commitment, is established to have been fair to the Corporation.

                                    ARTICLE 4

                                    OFFICERS

         SECTION 4.1 REQUIRED OFFICERS. The Corporation shall have the officers and assistant officers as shall be appointed from time to time by the board of directors or by a duly appointed officer authorized by the board to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the Corporation. One of the officers shall have responsibility for preparation and custody of minutes of the directors' and shareholders' meetings and for authenticating records of the Corporation. Each officer shall have the authority and shall perform the duties prescribed by the board of directors or by direction of an officer authorized by the board of directors to prescribe the duties of other officers. The officers may include one or more of the following:

               4.1.1 PRESIDENT. The president (in the absence of a chair of the board) shall preside at all meetings of the shareholders and the board of directors. Unless the board of directors shall decide otherwise, the president shall be the chief executive officer of the Corporation and shall have general charge and supervision of the business of the Corporation. The president shall perform other duties as are incident to the president's office or are required of the president by the board of directors.

               4.1.2 VICE PRESIDENTS. In the absence of the president, the vice president or vice presidents shall, in order designated by the president or the board of directors, perform all of the duties of the president. When so acting a vice president shall have all the powers of and be subject to all the restrictions upon the president. The vice president or vice presidents shall have powers and perform other duties as may be prescribed by the chair of the board, the president, the board of directors or these bylaws.

               4.1.3 SECRETARY. The secretary shall keep the minutes of all meetings of shareholders, the board of directors and committees of the board of directors (if any). The secretary shall give notice in conformity with these bylaws of all meetings of the shareholders and the board of directors. In the absence of the chair of the board and of the president and any vice president, the secretary shall have the power to call meetings of the shareholders, the board of directors and committees of the board of directors. The secretary shall also perform all other duties assigned to the secretary by the president or the board of directors. The assistant secretary or assistant secretaries shall, in the order prescribed by the board of directors or the president, perform all the duties and exercise all the powers of the secretary during the secretary's absence or disability or whenever the office is vacant. An assistant secretary shall perform all the duties assigned to the assistant secretary or assistant secretaries by the president or the board of directors.

               4.1.4 TREASURER. The treasurer shall be the chief financial and accounting officer of the Corporation. The treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds and the keeping of corporate financial records. The treasurer shall perform all other duties assigned to the treasurer by the president or the board of directors. The assistant treasurer or assistant treasurers, shall, in the order prescribed by the board of directors or the president, perform all the duties and exercise all the powers of the treasurer during the treasurer's absence or disability or whenever the office is vacant. An assistant treasurer shall perform all the duties assigned to the assistant treasurer or assistant treasurers by the president or the board of directors.

         SECTION 4.2 RESIGNATION OF OFFICERS. An officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the board of directors may fill the pending vacancy before the effective date if the board of directors provides that the successor does not take office until the effective date.

         SECTION 4.3 REMOVAL OF OFFICERS. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

                                    ARTICLE 5

                            SHARES AND DISTRIBUTIONS

         SECTION 5.1 FRACTIONAL SHARES. The Corporation may issue fractions of a share or pay in money the value of fractions of a share.

         SECTION 5.2 FORM AND CONTENT OF CERTIFICATES. Shares shall be represented by certificates unless the board of directors determines otherwise. At a minimum each share certificate must state on its face: (a) the name of the Corporation and that it is organized under the law of the State of Hawaii; (b) the name of the person to whom issued; and (c) the number and class of shares the certificate represents. Each share certificate shall be signed (either manually or in facsimile) by any two officers (or any one officer if the Corporation has only one officer) or by the board of directors. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

         SECTION 5.3 LOST CERTIFICATES. The board of directors may adopt rules and regulations respecting replacement of lost, destroyed or mutilated certificates. Subject to those rules or otherwise if no rules are adopted, the board of directors may order a new share certificate to be issued in the place of any share certificate alleged to have been lost, destroyed, or mutilated. In every such case, the owner of the lost, destroyed, or mutilated certificate shall be required to file with the board of directors sworn evidence showing the facts connected with the loss or destruction. Unless the board of directors shall otherwise direct, the owner of the lost or destroyed certificate shall be required to give to the Corporation a bond or undertaking in such sum, in such form, and with such surety or sureties as the board of directors may approve, to indemnify the Corporation against any loss, damage or liability that the Corporation may incur by reason of the issuance of a new certificate. Any new certificate issued in the place of any lost, destroyed, or mutilated certificate shall bear the notation "Issued for Lost Certificate No. __________." Nothing in this Section contained shall impair the right of the board of directors, in its discretion, to refuse to replace any allegedly lost or destroyed certificate, save upon the order of the court having jurisdiction in the matter.

                                    ARTICLE 6

                            MISCELLANEOUS PROVISIONS

         SECTION 6.1 PROPER OFFICERS. Except as hereinafter provided, or as required by law, all checks, notes, bonds, acceptances or other financial instruments, deeds, leases, contracts, licenses, endorsements, stock powers, powers of attorney, proxies, waivers, consents, returns, reports, applications, notices, mortgages and other instruments or writings of any nature which require execution on behalf of the Corporation may be signed by any two officers, provided. however, that no officer, though the officer may hold two or more offices, shall sign any instrument in more than one capacity, unless the Corporation has only one officer as permitted by law. However, the board of directors may authorize any documents, instruments or writings to be signed by any officers, agents or employees of the Corporation or any one of them in such manner as the board of directors may determine.

         SECTION 6.2 FACSIMILE SIGNATURES. The board of directors may by resolution provide for the execution of checks, warrants, drafts and other orders for the payment of money by a mechanical device or machine or by the use of facsimile signatures under such terms and conditions as shall be set forth in the resolution.

         SECTION 6.3 NOTICE. Any notice relating to the Corporation shall be in writing unless oral notice is reasonable under the circumstances. Notice is effective if communicated in person; by telephone, telegraph, teletype, or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication.

               6.3.1 EFFECTIVENESS OF WRITTEN NOTICE. Written notice, if in a comprehensible form, is effective at the earliest of the following: (a) when received; (b) five (5) days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee, except that written notice by the Corporation to any of its shareholders, if in a comprehensible form, is effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Written notice to the Corporation may be addressed to its registered agent at its registered office or to the Corporation or its secretary at its principal office shown in its most recent annual report.

               6.3.2 EFFECTIVENESS OF ORAL NOTICE. Oral notice is effective when communicated if communicated in a comprehensible manner.

               6.3.3       NOTICE BY ELECTRONIC TRANSMISSION.

                           (a)      Without limiting the manner by which notice
otherwise may be given to shareholders, notice to shareholders given by the Corporation shall be effective if provided by electronic transmission consented to by the shareholder to whom the notice is given. Any consent shall be revocable by the shareholder by written notice to the Corporation. Any consent shall be deemed revoked if: (1) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (2) the inability to deliver becomes known to the secretary or an assistant secretary of the Corporation, to the transfer agent, or other person responsible for giving notice; provided that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

                           (b)      Notice given pursuant to Section 6.3.3(a)
shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of the posting and the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the shareholder.

         SECTION 6.4 BOOKS AND RECORDS. The Corporation shall keep accurate and complete books and records of account and shall keep and maintain at its principal office, or other place as the board of directors may order, minutes of the proceedings of its shareholders and board of directors. The books and records of account shall include accounts of the Corporation's assets, liabilities, receipts, disbursements, gains, and losses. The minutes of the proceedings of the shareholders and board of directors of the Corporation shall show, as to each meeting of the shareholders or the board of directors, the time and place, if any, thereof, whether regular or special, whether notice thereof was given, and if so in what manner, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings at each meeting. Any of the books and records described in this Section may be kept on, or by means of, or be in the form of, any information storage device or method; provided that the books and records can be converted into clearly legible paper form within a reasonable time. Upon the request of any person entitled to inspect the books and records pursuant to law, the Corporation, at its own expense, shall convert the requested stored books and records.

         SECTION 6.5 SHAREHOLDER REGISTRATION BOOK. The Corporation shall keep a book for registering the names of all shareholders, showing the number of shares of stock held by them, and the time when they became the owners of the shares. The book shall be open at all reasonable times for the inspection of the shareholders. The secretary of the Corporation or the person having the charge of the book shall give a certified transcript of anything therein contained to any shareholder applying therefor; provided that the shareholder pays a reasonable charge for the preparation of the certified transcript.

                                    ARTICLE 7

                              AMENDMENTS OF BYLAWS

         SECTION 7.1 AMENDMENT BY BOARD OF DIRECTORS. The board of directors may amend or repeal these bylaws unless the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw.

         SECTION 7.2 AMENDMENT BY SHAREHOLDERS. The shareholders may amend or repeal these bylaws even though these bylaws may also be amended or repealed by the board of directors.